UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2025

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1000, Miami, FL		33131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 203-2034

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2025, the Board of Directors (the “Board”) of Summit Therapeutics Inc. (the “Company”) approved and authorized cash bonus awards with respect to the 2024 fiscal year for Dr. Mahkam Zanganeh, Chief Executive Officer, President and member of the Board, and Manmeet Soni, Chief Financial Officer, Chief Operating Officer and member of the Board. Dr. Zanganeh and Mr. Soni will each receive a cash bonus in an amount of $540,000 with respect to the 2024 fiscal year, payable in the first quarter of the 2025 fiscal year. Neither of Dr. Zanganeh nor Mr. Soni received a bonus for the 2023 fiscal year.

Additionally, the Board approved an increase in the annual base salaries for Dr. Zanganeh and Mr. Soni. Effective February 1, 2025, the annual base salary for each of Dr. Zanganeh and Mr. Soni will increase from $600,000 to $618,000.

Item 8.01	Other Events.

As of December 31, 2024, the preliminary unaudited balance of aggregate cash, cash equivalents, and short-term investments of the Company was approximately $412 million. This included the repayment of outstanding principal and interest totaling $31.8 million from a related party loan that was previously outstanding, as disclosed in the Company’s Form 10-Q for the quarter ended September 30, 2024, filed on October 30, 2024. This amount is preliminary, unaudited and is subject to completion of financial closing procedures. As a result, this amount may differ from the amount that will be reflected in the Company’s consolidated financial statements for the year ended December 31, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: January 24, 2025	By:	/s/ Manmeet S. Soni
Chief Operating Officer and Chief Financial Officer
(Principal Financial Officer)